UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                   FORM 8-K/A
                                AMENDMENT NO. 2

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 27, 2004


                          CHARYS HOLDING COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


              0-18292                                  51-2152284
      (Commission File Number)             (IRS Employer Identification No.)

  1117 PERIMETER CENTER WEST, SUITE N415                 30338
             ATLANTA, GEORGIA                         (Zip Code)
      (principal executive offices)

                                 (678) 443-2300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written  communications  pursuant  to  Rule  425  under  the Securities Act

[_]  Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange  Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01.  OTHER  EVENTS.

     As previously reported on a Form 8-K filed by the Registrant on March 10, 2004, on February 27, 2004, Richard Schmidt agreed to sell all of his 10,925,751 shares of the common stock of the Registrant and Janet Risher agreed to sell all of her 10,925,752 shares of the common stock of the Registrant to Billy V. Ray, Jr., pursuant to a Stock Purchase Agreement. A copy of the Stock Purchase Agreement was included as an exhibit by Mr. Ray in connection with a Schedule 13D filed on March 10, 2004. Included in the sale to Mr. Ray were the 500,000 shares of the Series A preferred stock of the Registrant which each of Mr. Schmidt and Ms. Risher had a right to purchase. The Stock Purchase Agreement was subsequently amended on May 25, 2004 and August 16, 2005. As a result of the August 16, 2005 amendment, the Stock Purchase Agreement was deemed to have closed and the title to all of the shares covered thereby was transferred to Mr. Ray, effective as of February 27, 2004, subject to his continuing obligation to pay for the shares, pursuant to a Second Amended Promissory Note. The shares continue as security for the note as provided in that certain Amended and Restated Stock Pledge Agreement dated August 16, 2005.

     The shares of the common stock of the Registrant purchased by Mr. Ray from Mr. Schmidt and Ms. Risher were the subject of a one for 10 reverse split of the common stock of the Registrant as a result of the change of domicile of the Registrant on June 25, 2004. Consequently, the 21,851,503 shares of the Registrant's common stock held by Mr. Ray were changed into 2,185,150 shares. The 1,000,000 shares of the Series A preferred stock of the Registrant held by Mr. Ray were not affected by the reverse split of the common stock. On all matters submitted to a vote of the Registrant's stockholders, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by 250. Holders of shares of the Series A preferred stock do not have the right to convert their shares of the Series A preferred stock into shares of the Registrant's common stock.

     Copies of the Second Amendment to Stock Purchase Agreement as of August 16, 2005, the Second Amended Promissory Note and the Amended and Restated Stock Pledge Agreement resulting from such amendment on August 16, 2005 are attached as exhibits to this amended Current Report on Form 8-K/A. The Stock Purchase Agreement as amended and restated on May 25, 2004 was filed as an exhibit to the Registrant's Form 8-K/A on June 1, 2004.

     The Stock Purchase Agreement between Ms. Risher, Mr. Schmidt and Mr. Ray contains a requirement that for so long as Mr. Ray owns the shares of the Registrant's common stock purchased thereunder, he agrees to vote his shares to not increase the number of directors to more than 11 members and to elect or retain as directors Richard Mangiarelli and John Jordan for a period of three years from the date of the Stock Purchase Agreement.

ITEM 9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c)     Exhibits.
             --------

     The  following  exhibits  are  filed  herewith:

     EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
----------------  -----------------------------------------------------------------------------------------
        10.1      Second Amended Stock Purchase Agreement between Janet Risher, Richard F. Schmidt and
                  Billy V. Ray, Jr., dated August 16, 2005.
        10.2      Second Amended Promissory Note dated August 16, 2005, by Billy V. Ray, Jr., as the Maker, and Janet Risher and Richard F. Schmidt, as the Payee.
        10.3      Amended and Restated Stock Pledge Agreement dated August 16, 2005, by Billy V. Ray, Jr., as the Debtor, and Janet Risher and Richard F. Schmidt, as the Secured Party.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November  23,  2005          CHARYS HOLDING COMPANY, INC.



                                    By /s/ Billy V. Ray, Jr.
                                       ----------------------------------------
                                      Billy V. Ray, Jr., Chief Executive Officer


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